UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On January 25, 2010, the Compensation Committee of the Board of Directors of The McClatchy Company (the “Company”) approved the 2010 Senior Executive Retention Bonus Plan (the “Retention Plan”) to reward certain senior executive officers including some of the named executive officers (collectively, the “Eligible Officers”) for their efforts towards stabilizing the Company’s financial outlook following a period of significant economic turmoil. Under the Retention Plan, Eligible Officers will receive additional cash compensation for 2010 should the Company’s performance in operating cash flow for 2010 be sufficient to fund a supplemental contribution by the Company under the Company’s 401(K) Plan, as determined by the Board of Directors. The Compensation Committee of the Board of Directors will administer the Retention Plan and determine whether the criteria for retention bonus payments (the “Bonus Payment”) have been satisfied.

The Retention Plan does not apply to the Chief Executive Officer of the Company. The following named executive officers are eligible to receive Bonus Payments in the following amounts:

Named Executive Officer	Title	Bonus Payment
Frank Whittaker	Vice President, Operations	$175,000
Bob Weil	Vice President, Operations	$175,000
Pat Talamantes	Vice President, Finance and Chief Financial Officer	$160,000

If the conditions set forth in the Retention Plan are met, the Bonus Payments will be payable by March 15, 2011 (the “Payment Date”). In order to receive a Bonus Payment, Eligible Officers must remain employed by the Company or an affiliate of the Company on the Payment Date unless the Eligible Officer’s employment terminated due to (i) death, (ii) disability as defined by the Company’s 401(K) Plan, (iii) early retirement under the Company’s Retirement Plan, or (iv) involuntary termination without cause or resignation for good reason each as defined by the Retention Plan.

A copy of the Retention Plan is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
10.1	2010 Senior Executive Retention Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The McClatchy Company

January 29, 2010	The McClatchy Company
	By:	/s/Karole Morgan-Prager
Karole Morgan-Prager Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	2010 Senior Executive Retention Bonus Plan